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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 28, 2000, except as to Note 1 for which the date is May 2, 2000, relating to the consolidated financial statements of Interactive Pictures Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP


Knoxville, Tennessee
May 2, 2000